SHARE EXCHANGE AGREEMENT

by and among

IDEAL ACCENTS, INC.

a Florida Corporation

and

INVESTMENT EVOLUTION GLOBAL CORPORATION,

A Delaware corporation

and

IEG HOLDINGS LIMITED

an Australian company

Dated as of January 28, 2013

Exhibits

Exhibit A - Suitability Letter

Exhibit B - Investment Representation Letter

Exhibit C - Form of IACE Amended and Restated Articles of Incorporation

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 28th day of January 2013, by and between IDEAL ACCENTS, INC., a Florida corporation (“IACE”), with offices at 6160 West Tropicana Ave, Suite E-13, Las Vegas, Nevada 89103, and INVESTMENT EVOLUTION GLOBAL CORPORATION, a Delaware corporation (“IEG US”), and IEG HOLDINGS LIMITED, an Australian company (“IEGH” or the “IEG US Shareholder”), upon the following premises:

Premises

WHEREAS, IACE is a publicly held corporation organized under the laws of the State of Florida;

WHEREAS, IEG US is a privately-held company organized under the laws of Delaware;

WHEREAS, IEGH is a company organized under the laws of Australia and owns all of the issued and outstanding shares of IEG US representing a 100% interest in IEG US;

WHEREAS, IACE agrees to acquire 100% of the issued and outstanding shares of IEG US from IEGH in exchange for the issuance of 267,747,137 shares of IACE’s Common Stock par value $0.001 per share representing approximately 99.1% of the issued and outstanding shares of IACE’s common stock after giving effect to a proposed 6 for 1 reverse stock split as provided for herein and is hereinafter referred to as the “Exchange”. On the Closing Date, IEGH will become a shareholder of IACE.

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF IEG US

As an inducement to, and to obtain the reliance of IACE, except as set forth in the IEG US Schedules (as hereinafter defined), IEG US represents and warrants as of the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. IEG US is a company duly organized, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the IEG US Schedules is a complete and correct copy of the Articles of Incorporation of IEG US as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of IEG US’s Articles of Incorporation. IEG US has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. IEG US has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares and Capital. The authorized number of common shares with no par value of IEG US is 3,000 with 3,000 shares issued and outstanding. IEGH owns all of the issued and outstanding shares of IEG US representing a 100% interest in IEG US. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. IEG US owns a 100% interest in Investment Evolution Corporation, a Delaware corporation (“IEC”) and IEC SPV, LLC, a Delaware limited liability company (“IEC SPV”) (the “Subsidiaries”). Except for its ownership interest in the Subsidiaries, IEG US does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation. For purposes hereinafter, the term “IEG US” also includes the Subsidiaries.

Section 1.04 Financial Statements.

(a) Included in the IEG US Schedules are (i) the unaudited balance sheets of IEG US and its Subsidiaries as of December 31, 2012 and the related statements of operations, stockholders’ equity and cash flows for the period ended December 31, 2012.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The IEG US balance sheets are true and accurate and present fairly as of their respective dates the financial condition of IEG US. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, IEG US had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of IEG US, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) IEG US has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and IEG US has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d) The books and records, financial and otherwise, of IEG US are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of IEG US’s assets are reflected on its financial statements, and, except as set forth in the IEG US Schedules or the financial statements of IEG US or the notes thereto, IEG US has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning IEG US set forth in this Agreement and in the IEG US Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, IEG US has fully disclosed in writing to IACE (through this Agreement or the IEG US Schedules) all information relating to matters involving IEG US or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of IEG US or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on IEG US, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of IEG US.

Section 1.07 Absence of Certain Changes or Events. Since December 31, 2012 or such other date as provided for herein:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of IEG US;

(b) IEG US has not (i) amended its Articles of Incorporation since February 20, 2008; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) Except as disclosed on Schedule 1.07(c),IEG US has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08 Litigation and Proceedings. Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of IEG US after reasonable investigation, threatened by or against IEG US or affecting IEG US or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. IEG US does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which IEG US is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on Schedule 1.09(a). A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which IEG US is a party or by which its properties are bound and which are material to the operations of IEG US taken as a whole are valid and enforceable by IEG US in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in Schedules 1.09(c) or reflected in the most recent IEG US balance sheet, IEG US is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of IEG US.

Section 1.10 Compliance With Laws and Regulations. To the best of its knowledge, IEG US has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of IEG US or except to the extent that noncompliance would not result in the occurrence of any material liability for IEG US.

Section 1.11 Approval of Agreement. The Board of Directors of IEG US has authorized the execution and delivery of this Agreement by IEG US and has approved this Agreement and the transactions contemplated hereby, and will recommend to IEGH that the SHARE EXCHANGE be accepted.

Section 1.12 IEG US Schedules. IEG US has delivered to IACE the following schedules, which are collectively referred to as the “IEG US Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of IEG US as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the Articles of Incorporation of IEG US in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of IEG US identified in paragraph 1.04(a);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of IEG US since December 31, 2012, required to be provided pursuant to section 1.07 hereof;

(d) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested above.

IEG US shall cause the IEG US Schedules and the instruments and data delivered to IACE hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by IEG US in connection herewith constitute the valid and binding obligation of IEG US, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF IACE

As an inducement to, and to obtain the reliance of IEG US and IEGH, except as set forth in the IACE Schedules (as hereinafter defined), IACE represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. IACE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the IACE Schedules are complete and correct copies of the certificate of incorporation and bylaws of IACE as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of IACE’s certificate of incorporation or bylaws. IACE has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and IACE has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. IACE’s authorized capitalization consists of (a) 50,000,000 shares of common stock, par value $0.001 per share (“IACE Common Stock”), of which 44,906,742 shares are issued and outstanding, and (b) 50,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. IACE does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 INTENTIONALLY OMITTED.

Section 2.05 Information. The information concerning IACE set forth in this Agreement and the IACE Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, IACE has fully disclosed in writing to IEGH (through this Agreement or the IACE Schedules) all information relating to matters involving IACE or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of IACE or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on IACE, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Options or Warrants. Except as set forth in Schedule 2.06, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by IACE relating to the issued or unissued capital stock of IACE (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of IACE) or obligating IACE to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, IACE. There are no outstanding contractual obligations of IACE to repurchase, redeem or otherwise acquire any shares of IACE Common Stock of IACE or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07 Absence of Certain Changes or Events. Since December 31, 2012:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of IACE or (ii) any damage, destruction or loss to IACE (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of IACE;

(b) IACE has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of IACE; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) IACE has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent IACE balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of IACE; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, IACE has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of IACE.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of IACE after reasonable investigation, threatened by or against IACE or affecting IACE or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the IACE Schedules. IACE has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) IACE is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) IACE is not a party to or bound by, and the properties of IACE are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) IACE is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of IACE.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which IACE is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations. IACE has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to IACE and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement. The Board of Directors of IACE has authorized the execution and delivery of this Agreement by IACE and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations. Except as disclosed herein and in the IACE Schedules, there exists no contract, agreement or arrangement between IACE and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by IACE to own beneficially, 5% or more of the issued and outstanding common stock of IACE and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholders of IACE has, or has had since inception of IACE, any known interest, direct or indirect, in any such transaction with IACE which was material to the business of IACE. IACE has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 IACE Schedules. IACE has delivered to IEGH the following schedules, which are collectively referred to as the “IACE Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of IACE to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the certificate of incorporation and bylaws of IACE as in effect as of the date of this Agreement;

(b) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of IACE since December 31, 2012, required to be provided pursuant to section 2.07 hereof; and

(c) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the IACE Schedules by Sections 2.01 through 2.19 and 2.21.

IACE shall cause the IACE Schedules and the instruments and data delivered to IEGH hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Bank Accounts; Power of Attorney. Set forth in the IACE Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by IACE within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of IACE, (b) all safe deposit boxes and other similar custodial arrangements maintained by IACE within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from IACE or who are otherwise authorized to act on behalf of IACE with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation. This Agreement and all agreements and other documents executed by IACE in connection herewith constitute the valid and binding obligation of IACE, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 SEC Filings; Financial Statements.

(a) IACE duty to file reports under Section 13 and 15(d) of the Securities Exchange Act of 1934 was suspended on October 29, 2012.

Section 2.18 OTC Marketplace Quotation. IACE Common Stock is quoted on the OTC Pink No Information tier of the OTC Markets. There is no action or proceeding pending or, to IACE’s knowledge, threatened against IACE by The Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to any intention by such entity to prohibit or terminate the quotation of IACE Common Stock on the OTC Pink No Information tier.

ARTICLE III

SHARE EXCHANGE

Section 3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), IEGH shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of IEG US held by IEGH; the objective of such purchase (the “Exchange”) being the acquisition by IACE of not less than 100% of the issued and outstanding shares of IEG US. In exchange for the transfer of such securities by IEGH, IACE shall deliver to IEGH 267,747,137 shares of IACE’s common stock (the “Exchange Shares”) representing approximately 99.1% of the issued and outstanding shares of IACE’s common stock after giving effect to a proposed 6 for 1 reverse stock split as provided for herein and is hereinafter referred to as the “Exchange Consideration”. At the Closing Date, IEGH shall, on surrender of its certificate representing its IEG US shares to IACE or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing its ownership of the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of IEG US shall be held by IACE.

Section 3.02 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.01 herein. The Closing shall take place at a mutually agreeable time and place and is anticipated to close by no later than March 11, 2013.

Section 3.03 Closing Events. At the Closing, IACE, IEG US and IEGH shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination. This Agreement may be terminated by the Board of Directors of IEGH or IACE only in the event that IACE or IEG US do not meet the conditions precedent set forth in Articles V and VI. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. IACE and IEG US will each afford to the officers and authorized representatives of the other full access to the properties, books and records of IACE or IEG US, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of IACE or IEG US, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, IACE shall deliver to IEGH, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of IACE now in the possession of IACE or its representatives.

Section 4.03 Third Party Consents and Certificates. IACE and IEG US agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 IACE SEC Filings. On or after the Closing Date, IACE shall update OTC Markets such that it will provide limited information in accordance with OTC Markets requirements.

Section 4.05 Designation of Directors and Officer. On the Closing Date, the following person will take the position of Director with IACE, Paul Mathieson, and the existing officers shall tender their resignation of all positions held with IACE effective on the Closing Date. In addition, upon the signing of this Agreement, IACE shall immediately appoint as officers of IACE the following persons: Paul Mathieson as Chief Executive Officer, President, Chief Financial Officer and Director, Treasurer and Secretary.

Section 4.06 Actions Prior to Closing.

(a) From and after December 31, 2012 until the Closing Date and except as set forth in the IACE Schedules or IEG US Schedules or as permitted or contemplated by this Agreement, IACE (subject to paragraph (d) below) and IEG US respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore and as disclosed in the IACE SEC Reports;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after December 31, 2012 until the Closing Date, neither IACE nor IEG US will, except as provided for in Schedule 4.06(b):

(i) make any changes in their Articles of Incorporation, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change;

(ii) take any action described in Section 1.07 in the case of IEG US or in Section 2.07, in the case of IACE (all except as permitted therein or as disclosed in the applicable party’s schedules);

(iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iv) sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business except as disclosed in the IACE SEC Reports.

Section 4.07 Indemnification.

(a) IEG US hereby agrees to indemnify IACE and each of the officers, agents and directors of IACE as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) IEGH agrees to indemnify IACE and each of the officers, agents and directors of IACE as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c) IACE agrees to indemnify and hold harmless IEG US and each of the officers, agents, and directors of IEG US and IEGH as of the date of execution of this Agreement (the “IEG US Indemnitees”) against any Liabilities incurred or suffered by the IEG US Indemnitees. For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the IEG US Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of IACE in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by IACE in or pursuant to this Agreement; (c) the operation of IACE’s business prior to the Closing; (d) any obligation or liability of IACE which is not included in IACE’s Financial Statements (e) any breach of the contracts prior to the Closing; and (f) any Liabilities arising out of the claims of creditors of IACE or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 4.08 The Acquisition of IACE Common Stock. IACE and IEGH understand and agree that the consummation of this Agreement including the delivery of the Exchange Consideration to IEGH in exchange for the IEG US Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. IACE and IEG US agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, IEGH shall execute and deliver to IACE a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A and Exhibit B, respectively.

(b) In connection with the transaction contemplated by this Agreement, IACE and IEG US shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Shareholder of IEG US reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, IEG US, IEGH, and IACE shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as IEGH or IACE and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) IEGH acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF IACE

The obligations of IACE under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by IEG US and IEGH in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). IEG US shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by IEG US prior to or at the Closing. IACE shall be furnished with a certificate, signed by a duly authorized executive officer of IEG US and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. IACE shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of IEG US to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of IEG US threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the IEG US Schedules, by or against IEG US, which might result in any material adverse change in any of the assets, properties, business, or operations of IEG US.

Section 5.03 Approval by IEGH. The Exchange shall have been approved by the holders of not less than one hundred percent (100%) of the shares, including voting power, of IEG US, unless a lesser number is agreed to by IACE.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of IEG US after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Other Items.

(a) IACE shall have received a list containing the name, address, and number of shares held by IEGH as of the date of Closing, certified by an executive officer of IEG US as being true, complete and accurate; and

(b) IACE shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as IACE may reasonably request.

(c) IACE shall have completed the Additional Exchanges.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF IEG US

AND IEGH

The obligations of IEG US and IEGH under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by IACE in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, IACE shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by IACE.

Section 6.02 Officer’s Certificate. IEG US shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of IACE, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of IACE threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the IACE Schedules, by or against IACE, which might result in any material adverse change in any of the assets, properties or operations of IACE.

Section 6.03 Good Standing. IEG US shall have received a certificate of good standing from the Secretary of State of Florida or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that IACE is in good standing as a corporation in the State of Florida and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Approval by IACE Board of Directors and its Shareholders. IACE board of directors and, to the extent required under Florida law, its shareholders shall have approved the Exchange and the following (the “Corporate Actions”):

(a) change the name of the IACE to IEG HOLDINGS CORPORATION (the “Name Change”),

(b) increase authorized common stock to 1,000,000,000 shares of common stock, $.001 par value, which such shares shall be issuable on such terms and conditions as the Board of Directors of IACE may determine from time to time (the “Common Stock”),

(c) creation of shares of preferred stock, consisting of 50,000,000 shares, which such shares shall be issuable in such series, and with such designations, rights and preferences as the Board of Directors may determine from time to time (the “Preferred Stock”),

(d) effect a 6:1 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Stock Split”) and

(e) adopt such other articles as set forth in the form of Amended and Restated Articles attached hereto as Exhibit C (the “Additional Articles”).

Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of IACE after the Closing Date on the basis as presently operated shall have been obtained including approval of the Corporate Actions by FINRA.

Section 6.07 Shareholder Report.

IEGH shall receive a shareholder’s report reflective of all IACE shareholder’s which does not exceed 44,906,742 shares of IACE common stock issued and outstanding as of the day prior to the Closing Date and no shares of preferred stock outstanding.

Section 6.08 Other Items.

(a) IEGH shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as IEGH may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Brokers. IACE and IEG US agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. IACE and IEG US each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida. Venue for all matters shall be in Palm Beach County, Florida, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to IEGH and IEG US, to:

c/o Boardroom Pty Limited

Level 7

207 Kent Street

Sydney NSW 2000

If to IACE, to:

6160 West Tropicana Ave, Suite E-13

Las Vegas, Nevada 89103

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries. This contract is strictly between IACE, IEGH and IEG US, and, except as specifically provided, no director, officer, stockholder (other than IEGH), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of IACE and IEG US will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.10 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

IDEAL ACCENTS, INC.
A Florida corporation

By:	/s/ Paul Mathieson
Paul Mathieson, Chief Executive Officer

INVESTMENT EVOLUTION GLOBAL CORPORATION,
A Delaware corporation

By:	/s/ Paul Mathieson
Paul Mathieson, Chief Executive Officer

IEG HOLDINGS LIMITED,
An Australian company

By:	/s/ Paul Mathieson
Paul Mathieson, Chief Executive Officer

Ideal Accents, Inc. (“IACE”)

Share Exchange Agreement

Exhibit and Schedules

Exhibit A

SUITABILITY LETTER

TO:	Ideal Accents, Inc. (“IACE”)

The undersigned (the “Subscriber”) makes the following representations with the intent that they may be relied on by Ideal Accents, Inc., a Florida corporation (the “Company”), in determining my suitability as a purchaser of shares of the common stock of the Company (the “Shares”) in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) , Regulation D (“ Regulation D ”) and/or Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “Commission ”) under the Securities Act of 1933, as amended (the “Securities Act ”):

1. Information on Subscriber. The Subscriber (i) is, and will be on the Closing Date, an “accredited investor ”, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), (ii) is experienced in investments and business matters, (iii) has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, (iv) alone or with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate and complete in all material respects.

2. Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3. No Governmental Review. The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4. Subscriber understands that the investment offered hereunder has not been registered under the Securities Act and he/she further understands that he/she is purchasing the Shares without being furnished any offering literature or prospectus. Subscriber is acquiring the Shares for Subscriber’s own account, for investment purposes only, and not with a view towards resale or distribution.

5. Subscriber is not a “U.S. Person” which is defined below:

(a) Any natural person resident in the United States;

(b) Any partnership or corporation organized or incorporated under the laws of the United States;

(c) Any estate of which any executor or administrator is a U.S. Person;

(d) Any trust of which any trustee is a U.S. Person;

(e) Any agency or branch of a foreign entity located in the United States;

(f) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(g) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and

(h) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) who are not natural persons, estates or trusts.

“United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

6. Subscriber (i) as of the execution date of this Agreement is not located within the United States, and (ii) is not purchasing the Shares for the benefit of any U.S. Person.

7. Subscriber will not resell the Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transaction with regard to such securities unless in compliance with the Securities Act.

8. Subscriber will not engage in hedging transactions with regard to Shares of the Company prior to the expiration of the distribution compliance period specified in Category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 of Regulation S, as applicable, unless in compliance with the Securities Act; and as applicable, shall include statements to the effect that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

DATED this 28th day of January, 2013.

SUBSCRIBER:

IEG HOLDINGS LIMITED

By:
Paul Mathieson, Chief Executive Officer

Exhibit B

INVESTMENT LETTER

Ideal Accents, Inc.

Re: Purchase of shares of Common Stock of Ideal Accents, Inc. (“IACE”)

Gentlemen:

In connection with the acquisition by the undersigned of shares of Ideal Accents, Inc.’s Common Stock (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act. It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions. Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act. After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with rule 144(d), sales of the Securities in reliance on rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two year from the date the Securities are fully paid for, as calculated in accordance with rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

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Exhibit B

Ideal Accents, Inc.

Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on rule 144 in accordance with the terms and conditions of that rule; the issuer is under no obligation to the undersigned to make rule 144 available, except as may be expressly agreed to by it in writing; in the event rule 144 is not available, compliance with regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Common Stock composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein. The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

IEG HOLDINGS LIMITED

Dated: 1/28/13	By:
Paul Mathieson, Chief Executive Officer

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